EXHIBIT 99.1

ANSYS Reports Record Fourth Quarter and Annual Results Driven by Organic Revenue Growth

Company Announces Increase to 2008 Outlook

SOUTHPOINTE, Pa., Feb. 21, 2008 (PRIME NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today reported its fiscal fourth quarter and full year 2007 results.

"We are pleased to report the strongest quarterly and annual performance in our Company's history, including our first quarter of over $100 million in revenue," commented ANSYS President & CEO Jim Cashman. "With solid contributions from all aspects of our business, we exceeded our growth and profitability plans for both the fourth quarter and for the year. By focusing on maximizing the strengths and opportunities that the combination of ANSYS and Fluent presented, we were able to fuel our investments in research and development, sales and marketing, and our global infrastructure. As a result of these efforts, we have the broadest, deepest and most integrated product offerings in our history. Our comprehensive Multiphysics capabilities and scalability have clearly established us as the leader in engineering simulation."

ANSYS' fourth quarter and full year 2007 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. The 2006 full year results also exclude a one-time charge related to in-process research and development associated with the acquisition of Fluent.

Non-GAAP and GAAP results reflect:

    * Total non-GAAP revenue of $111.2 million in the fourth quarter of 2007 as compared to $90.4 million in the fourth quarter of
      2006; total non- GAAP revenue of $387.2 million in 2007 as compared to $282.0 million in 2006; total GAAP revenue of $111.2 million in the fourth quarter of 2007 as compared to $85.2 million in the fourth quarter of 2006; total GAAP revenue of
      $385.3 million in 2007 as compared to $263.6 million in 2006;

    * A non-GAAP operating profit margin of 43.2% in the fourth quarter of 2007 as compared to 38.1% in the fourth quarter of
      2006; a non-GAAP operating profit margin of 43.3% in 2007 as compared to 38.7% in 2006; a GAAP operating profit margin of
      34.1% in the fourth quarter of 2007 as compared to 23.4% in the fourth quarter of 2006; a GAAP operating profit margin of 32.9%
      in 2007 as compared to 13.7% in 2006;

    * Non-GAAP net income (see *Note below) of $36.0 million in the fourth quarter of 2007 as compared to $21.5 million in the fourth quarter of 2006; non-GAAP net income of $109.0 million in
      2007 as compared to $70.7 million in 2006; GAAP net income of
      $29.3 million in the fourth quarter of 2007 as compared to GAAP net income of $12.3 million in the fourth quarter of 2006; GAAP net income of $82.4 million in 2007 as compared to GAAP net income of $14.2 million in 2006; and

    * Non-GAAP diluted earnings per share (see *Note below) of $0.44 in the fourth quarter of 2007 as compared to $0.27 in the fourth quarter of 2006; non-GAAP diluted earnings per share of $1.34 in
      2007 as compared to $0.92 in 2006; GAAP diluted earnings per share of $0.36 in the fourth quarter of 2007 as compared to GAAP diluted earnings per share of $0.15 in the fourth quarter of
      2006; GAAP diluted earnings per share of $1.02 in 2007 as
      compared to GAAP diluted earnings per share of $0.19 in 2006.

* Note: The GAAP and non-GAAP net income and earnings per share data for 2007 presented above include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company's accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company's U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company's previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

The Company's GAAP results reflect stock-based compensation charges related to SFAS No. 123R, "Share-Based Payment," of approximately $2.5 million ($2.1 million after tax), or $0.03 diluted earnings per share, for the fourth quarter of 2007 and approximately $8.9 million ($7.4 million after tax), or $0.09 diluted earnings per share, for 2007.

The non-GAAP financial results highlighted above and the non-GAAP financial outlook for 2008 discussed below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and twelve months ended December 31, 2007 and 2006 as well as the 2008 financial outlook, is included in the condensed financial information included in this release.

Continuing his comments, Cashman noted, "We began 2007 with strong business and customer momentum and are pleased that we were able to leverage that momentum throughout the year to close out the fourth quarter with double-digit growth in all major geographies. Our focus on innovation, simulation and transformation is enabling us to solve our customers' emerging and ever more complex problems, fueling the demand for our products and increasing our opportunities for further penetration in all major industry segments."

Cashman concluded by saying, "As we enter 2008, we are very encouraged by the positive adoption levels we are experiencing and believe we have a very strong foundation for continued, long-term growth and financial success. While we are increasing our outlook for the year, we are also cognizant of the uncertainties relative to the current volatility in the capital markets, as well as concerns about economic slowdowns in certain major geographies. We believe we are well positioned to invest in and capitalize on the global market opportunities for growth and to leverage our extensive customer base, strategic vision, technology leadership, and solid business model to drive continued technological and operational excellence."

Management's Remaining 2008 Financial Outlook

The Company has provided its 2008 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation and acquisition-related amortization of intangible assets.

As required by SFAS No. 123R and guidance issued by the Securities and Exchange Commission, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense, especially in the periods most closely following the adoption date of SFAS No. 123R. Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $4.5 million during 2007 related to disqualified incentive stock options; however, only $243,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of SFAS No. 123R, including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

First Quarter 2008 Guidance

The Company currently expects the following for the quarter ending March 31, 2008:

 GAAP revenue in the range of                 $103 - $106 million
 GAAP diluted earnings per share of           $0.24 - $0.26
 Non-GAAP diluted earnings per share of       $0.33 - $0.34

Fiscal Year 2008 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2008:

 GAAP revenue in the range of                  $442 - $447 million
 GAAP diluted earnings per share of            $1.12 - $1.19
 Non-GAAP diluted earnings per share of        $1.48 - $1.51

Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 21, 2008 to discuss fourth quarter results. To participate in the live conference call, dial 888-264-8904 (US & Canada) or 913-312-0697 (Int'l) and enter the passcode "ANSYS," or "26797." The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 (US & Canada) or 719-457-0820 (Int'l) and entering the passcode "ANSYS," or "26797." The archived web cast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue, primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures that exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company, as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, because these costs are fixed at the time of an acquisition, are subsequently amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company, as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Acquired in-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs do not relate to the Company's ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company, as the expense related to in-process research and development is a one-time item recorded on the date of acquisition.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

  GAAP REPORTING MEASURE           NON-GAAP REPORTING MEASURE

   Revenue                          Non-GAAP Revenue
   Operating Profit                 Non-GAAP Operating Profit
   Operating Profit Margin          Non-GAAP Operating Profit Margin
   Net Income                       Non-GAAP Net Income
   Diluted Earnings Per Share       Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter and fiscal year 2008 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization, stock-based compensation expense and acquired in-process research and development); statements about management's views concerning the Company's prospects in the remainder of 2008 and subsequent years and the effect of the Fluent integration on these prospects; statements and projections relating to the impact of stock-based compensation; statements regarding prospective income tax rate changes adopted by foreign jurisdictions; statements regarding the breadth, depth and integration of our product offerings; statements regarding our comprehensive Multiphysics capabilities and scalability and our leadership in engineering simulation; statements regarding our momentum and focus on innovation, simulation and transformation and the impact on our ability to solve our customers' problems; statements regarding the demand for our products and our increasing opportunities for further penetration in all major industry segments; statements regarding our positive adoption levels and belief in our foundation for continued, long-term growth and financial success; and statements regarding our positioning to invest in and capitalize on the global market opportunities for growth and to leverage our extensive customer base, strategic vision, technology leadership, and solid business model to drive technological and operational excellence are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2006 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

                 ANSYS, INC. AND SUBSIDIARIES
              Consolidated Statements of Income
            (in thousands, except per share data)
                        (Unaudited)

                            Three Months              Twelve Months
                               Ended                      Ended
                       Dec. 31,      Dec. 31,     Dec. 31,     Dec. 31,
                         2007          2006         2007         2006

 Revenue:
  Software licenses   $ 75,564      $ 53,232      $253,287     $156,960
  Maintenance and
   service              35,672        32,016       132,053      106,680

   Total revenue       111,236        85,248       385,340      263,640

 Cost of sales:
  Software licenses      2,357         2,368         9,113        7,306
  Amortization of
   software and
   acquired technology   5,413         5,124        21,532       14,909
  Maintenance and
   service              13,075        11,594        47,402       34,512
    Total cost of
     sales              20,845        19,086        78,047       56,727

 Gross profit           90,391        66,162       307,293      206,913

 Operating expenses:
  Selling, general
   and administrative   34,526        28,709       115,108       86,901
  Research and
   development          15,635        15,132        56,481       49,406
  Amortization           2,288         2,332         8,935        6,350
  In-process research
   and development          --            --            --       28,100
     Total operating
      expenses          52,449        46,173       180,524      170,757

 Operating income       37,942        19,989       126,769       36,156

 Interest expense       (1,273)       (2,600)       (6,822)      (7,779)
 Interest income         1,668         1,049         4,916        4,766
 Other income
  (expense)                135          (417)         (600)         (82)

 Income before income
  tax provision         38,472        18,021       124,263       33,061

 Income tax provision    9,183         5,757        41,871       18,905

 Net income           $ 29,289      $ 12,264      $ 82,392     $ 14,156

 Earnings per share -
  basic:
  Basic earnings
   per share          $   0.37      $   0.16      $   1.06     $   0.19

 Weighted average
 shares - basic         78,208        77,086        77,792       72,686

 Earnings per share -
  diluted:
  Diluted earnings
   per share          $   0.36      $   0.15      $   1.02     $   0.19

  Weighted average
   shares - diluted     81,723        80,774        81,135       76,398

                     ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Measures
          For the three months ended December 31, 2007
      (in thousands, except percentages and per share data)
                           (Unaudited)

                          As Reported   Adjustments   Non-GAAP Results

 Total revenue:            $111,236          --             $111,236

 Operating income            37,942       10,101 (1)          48,043

 Operating profit
  margin                       34.1%                            43.2%

 Net income                 $29,289       $6,689 (2)         $35,978

 Earnings per share -
  diluted:
   Diluted earnings
    per share                 $0.36                            $0.44
   Weighted average
    shares - diluted         81,723                           81,723

 (1) Amount represents $7.6 million of amortization expense
     associated with intangible assets acquired in business
     acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $2.5 million charge for stock-based compensation in accordance with
     SFAS No. 123R, "Share-Based Payment."

 (2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related
     income tax impact of $3.4 million.

Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company's accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company's U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company's previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

                    ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Measures
             For the three months ended December 31, 2006
         (in thousands, except percentages and per share data)
                              (Unaudited)

                       As Reported     Adjustments    Non-GAAP Results

 Total revenue:           $85,248        $5,184 (1)          $90,432

 Operating income          19,989        14,504 (2)           34,493

 Operating profit
  margin                     23.4%                              38.1%

 Net income               $12,264        $9,221 (3)          $21,485

 Earnings per share -
  diluted:
   Diluted earnings
    per share               $0.15                              $0.27
   Weighted average
    shares - diluted       80,774                             80,774

 (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01- 3, "Accounting in a Business Combination for
     Deferred Revenue of an Acquiree."
 (2) Amount represents $7.4 million of amortization expense
     associated with intangible assets acquired in business
     acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $1.9 million charge for stock-based compensation in accordance with
     SFAS No. 123R, "Share-Based Payment," as well as the $5.2 million adjustment to revenue as reflected in (1) above.
 (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related
     income tax impact of $5.3 million.

                     ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Measures
             For the twelve months ended December 31, 2007
         (in thousands, except percentages and per share data)
                              (Unaudited)

                        As Reported    Adjustments    Non-GAAP Results

 Total revenue:           $385,340      $1,829 (1)         $387,169

 Operating income          126,769      40,688 (2)          167,457

 Operating profit
  margin                      32.9%                            43.3%

 Net income                $82,392     $26,609 (3)         $109,001

 Earnings per share -
  diluted
   Diluted earnings
    per share                $1.02                            $1.34

   Weighted average
    shares - diluted        81,135                           81,135

 (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01- 3, "Accounting in a Business Combination for
     Deferred Revenue of an Acquiree."
 (2) Amount represents $29.9 million of amortization expense associated with intangible assets acquired in business
     acquisitions, including amounts primarily related to acquired software, customer list and non- compete agreements, an $8.9 million charge for stock-based compensation in accordance with
     SFAS No. 123R, "Share-Based Payment," as well as the $1.8 million adjustment to revenue as reflected in (1) above.
 (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related
     income tax impact of $14.1 million.

Note: The GAAP and non-GAAP net income and earnings per share data reflected above include approximately $3 million, or $0.04 per share, in tax benefits during the fourth quarter of 2007, primarily related to (1) reductions in the Company's accrual related to uncertain tax positions associated with the filing of voluntary disclosure agreements in various state taxing jurisdictions, (2) reductions in the Company's U.S. net deferred tax liabilities associated with the merger of two U.S. legal entities, (3) a favorable adjustment to the Company's previous estimate for taxes owed in a foreign jurisdiction as a result of the completion of the related tax filing and (4) reductions in certain deferred tax liabilities in foreign jurisdictions related to prospective income tax rate changes adopted by the foreign jurisdiction.

                     ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Measures
             For the twelve months ended December 31, 2006
         (in thousands, except percentages and per share data)
                              (Unaudited)

                          As Reported   Adjustments   Non-GAAP Results

 Total revenue:             $263,640     $18,387 (1)      $282,027

 Operating income             36,156      73,001 (2)       109,157

 Operating profit
  margin                        13.7%                         38.7%

 Net income                  $14,156     $56,509 (3)       $70,665

 Earnings per share -
  diluted:
   Diluted earnings
    per share                  $0.19                         $0.92

   Weighted average
    shares - diluted          76,398                        76,398

 (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01- 3, "Accounting in a Business Combination for
     Deferred Revenue of an Acquiree."
 (2) Amount represents $20.9 million of amortization expense associated with intangible assets acquired in business
     acquisitions, including amounts primarily related to acquired software, customer list and non- compete agreements, a $5.6 million charge for stock-based compensation in accordance with
     SFAS No. 123R,"Share-Based Payment," $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $18.4 million adjustment to revenue as reflected in (1)
     above.
 (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related
     income tax impact of $16.5 million.

                     ANSYS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (Unaudited)

                                          December 31,    December 31,
                                              2007            2006
 ASSETS:

 Cash & short-term investments             $ 171,851      $ 104,486
 Accounts receivable, net                     48,281         37,341
 Goodwill                                    453,689        452,824
 Other intangibles, net                      176,850        204,115
 Other assets                                118,621        103,930

   Total assets                            $ 969,292      $ 902,696

 LIABILITIES & STOCKHOLDERS' EQUITY:

 Deferred revenue                          $ 122,799      $ 101,226
 Long-term debt (including current
  portion)                                    60,146        123,320
 Other liabilities                           145,137        143,357
 Stockholders' equity                        641,210        534,793

   Total liabilities & stockholders'
      equity                               $ 969,292      $ 902,696

                   ANSYS, INC. AND SUBSIDIARIES
           Reconciliation of Forward-Looking Guidance
                  Quarter Ending March 31, 2008

                                              Earnings Per Share Range
                                                     - Diluted

 U.S. GAAP expectation                               $0.24 - $0.26
 Adjustment to exclude
  acquisition-related
  amortization                                       $0.05 - $0.06
 Adjustment to exclude
  stock-based compensation                               $0.03

 Non-GAAP expectation                                $0.33 - $0.34

                     ANSYS, INC. AND SUBSIDIARIES
              Reconciliation of Forward-Looking Guidance
                     Year Ending December 31, 2008

                                              Earnings Per Share Range
                                                      - Diluted

 U.S. GAAP expectation                                $1.12 - $1.19
 Adjustment to exclude
  acquisition-related
  amortization                                        $0.20 - $0.22
 Adjustment to exclude
  stock-based compensation                            $0.12 - $0.14

 Non-GAAP expectation                                 $1.48 - $1.51

CONTACT: ANSYS, Inc.
         Investors:
         Annette Arribas, CTP, CCEP
          724.514.1782
          annette.arribas@ansys.com
         Media:
         Kelly Wall
          724.514.3076
          kelly.wall@ansys.com